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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 4, 2001
                                                           -----------



                                CSX CORPORATION
                                ---------------
             (Exact name of registrant as specified in its charter)


                                    Virginia
                                    --------
                         (State or other jurisdiction of
                         incorporation or organization)


               2-63273                         62-1051971
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               (Commission                   (I.R.S. Employer
               File No.)                    Identification No.)


          One James Center, 901 East Cary Street, Richmond, VA  23219
          -----------------------------------------------------------
         (Address of principal executive offices)           (Zip Code)


              Registrant's telephone number, including area code:
                                 (804) 782-1400
                                 --------------
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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

    As part of their ordinary business activities, subsidiaries of CSX Corporation ("CSX" or the "Company") sell and develop certain CSX-owned properties. In 1996 and 1999, Mr. Robert Kunisch, a director of the Company and a member of the Compensation Committee of the Company's Board of Directors, purchased properties in Boca Bay, Florida from such CSX real estate subsidiaries for aggregate purchase prices of $598,160 and $3,250,000, respectively, and in 1998, Mr. Charles Rice, a director of the Company and Chairman of the Compensation Committee, purchased properties from a CSX real estate subsidiary in Boca Bay, Florida in three separate transactions for an aggregate purchase price of $3,185,759. In addition, in December 2000, a CSX subsidiary sold a condominium apartment in Jacksonville, Florida for $315,000 to Jesse Mohorovic, an executive officer of the Company who was being relocated at the Company's request to Jacksonville. All such transactions were at market prices and on an arms-length basis.


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                                   Signature
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       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CSX CORPORATION


Date:  May 4, 2001               By: /s/ James L. Ross
                                     -----------------------------
                                     James L. Ross
                                     Vice President and Controller


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